Exhibit 10.12a

IPSCO Inc.

2005 Form 10-K

2005 Restricted Share and Performance Unit Award Agreements with Executives

In accordance with the Instructions of Item 601 of Regulation S-K, the registrant has omitted filing the 2005 Restricted Share and Performance Unit Award Agreements by and between IPSCO Inc. and the following Executive as exhibits to this Form 10-K because, except as noted, they are identical, to the form of Restricted Share and Performance Unit Agreement filed as Exhibit 10.12 with this Form 10-K.

1.               John Tulloch, dated as of September 29, 2005, award of 6,000 restricted shares and 6,000 performance units.

2.               Vicki Avril, dated as of August 24, 2005, award of 5,000 restricted shares and 5,000 performance units.

3.               Joseph Russo, dated August 26, 2005, award of 3,200 restricted shares and 3,200 performance units.